Exhibit 99.B(d)(45)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Fisher Investments, Inc.

Dated July 1, 2003, as amended on                             , 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

International Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation		Fisher Investments, Inc.

By:	/s/ Sofia Rosala	By:	/s/ Jeff Silk

Name:	Sofia Rosala	Name:	Jeff Silk

Title:	Vice President	Title:	President

B-1

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Fisher Investments, Inc.

Dated July 1, 2003, as amended on                             , 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Agreed and Accepted:

SEI Investments Management Corporation		Fisher Investments, Inc.

By:	/s/ Sofia Rosala	By:	/s/ Jeff Silk

Name:	Sofia Rosala	Name:	Jeff Silk

Title:	Vice President	Title:	President

B-2